BONE BIOLOGICS, INC.

AMENDMENT NO. 1 TO
WARRANTS TO PURCHASE COMMON STOCK

This Amendment No. 1 to Warrants To Purchase Common Stock (this “Amendment”) is made as of August 2, 2013, by and between Bone Biologics, Inc., a California corporation (the “Company”), and the undersigned holders of certain warrants to purchase Common Stock of the Company (the “Holders”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in that certain Note and Warrant Purchase Agreement, dated as of April 29, 2013 (collectively the “closing dates” (the “Purchase Agreement”).

Recitals

WHEREAS, pursuant to the Purchase Agreement, the Company previously issued certain warrants to purchase Common Stock to the Holders (the “Existing Warrants”);

WHEREAS, the Company and the Holders desire to amend the Existing Warrants as provided herein;

WHEREAS, pursuant to Section 13 of each of the Existing Warrants, any term of such Existing Warrants may be amended by the written consent of the Company and the Majority Holders (as defined in the Existing Warrants); and

WHEREAS, the undersigned Holders constitute the Majority Holders (as defined in the Existing Warrants) and desire to amend the Existing Warrants as provided below.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the Company and the undersigned Holders hereby agree to amend the Existing Warrants as follows:

1. The second paragraph of each Existing warrant is hereby amended and restated in its entirety as set forth below:

“Unless indicated otherwise, the number of Exercise Shares that the Holder may purchase by exercising this warrant is equal to (A) the product of (i) fifty percent (50%) multiplied by (ii) such Purchaser’s Loan Amount for the Closing in which this warrant is issued, divided by (B) $1.00.”

2. Section 1(b) of each Existing Warrant is hereby amended and restated in its entirety as set forth below:

“(b) Exercise Price” for each Exercise Share shall mean $1.00.”

3. Except as expressly modified by this Amendment, all of the terms and conditions of the Existing Warrants are reaffirmed and shall remain in full force and effect. Other than as stated in this Amendment, this Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Existing Warrants.

4. In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Existing Warrants, the provisions of this Amendment shall govern and control.

5. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

In Witness Whereof, the undersigned have executed this Amendment No. 1 to Warrants to Purchase Common Stock as of the day and year first set forth above.

COMPANY:

Bone Biologics, Inc.

By:	/s/ Michael Schuler
Name:	Michael Schuler
Title:	CEO

Signature Page to Amendment No. 1 to Warrants to Purchase Common Stock

In Witness Whereof, the undersigned have executed this Amendment No. 1 to Warrants to Purchase Common Stock as of the day and year first set forth above.

HOLDER:

Musculoskeletal Transplant Foundation, Inc.

By:	/s/ Michael J, Kawas
Name:	Michael J, Kawas
Title:	EVP/CFO

Signature Page to Amendment No. 1 to Warrants to Purchase Common Stock

In Witness Whereof, the undersigned have executed this Amendment No. 1 to Warrants to Purchase Common Stock as of the day and year first set forth above.

HOLDER:

AFH Holding and Advisory, LLC

	By:	/s/ Amir Heshmatpour
	Name:	Amir Heshmatpour
`	Title:

Signature Page to Amendment No. 1 to Warrants to Purchase Common Stock

In Witness Whereof, the undersigned have executed this Amendment No. 1 to Warrants to Purchase Common Stock as of the day and year first set forth above.

HOLDER:

Orthofix, Inc.

By:
Name:
Title:

Signature Page to Amendment No. 1 to Warrants to Purchase Common Stock